CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Tax Free Income Fund

     We consent to the use of our report dated June 27, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlight" in the prospectus.

                                   /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP

Boston, Massachusetts
September 4, 1997